SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2003

PIXELWORKS, INC.

(Exact name of Registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

000-30269	91-1761992
(Commission File Number)	(IRS Employer Identification No.)

8100 SW Nyberg Road, Tualatin, OR	97062
(Address of principal executive offices)	(Zip Code)

(503) 454-1750

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On October 24, 2003, Robert Y. Greenberg, Vice President and Chief Technology Officer of the Registrant entered into a Rule 10b5-1 Plan with Citigroup Global Markets Inc. (“Citigroup”) pursuant to which Citigroup will undertake to sell up to 320,000 shares of the common stock of the Registrant currently owned by Mr. Greenberg at specified intervals from November 3, 2003 through August 5, 2005, provided the limit order price specified in the plan is met.  The shares subject to sale under the plan were originally acquired by Mr. Greenberg in 1997.

This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of company stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed. The trading thresholds in the plan were established solely by Mr. Greenberg and do not reflect the views of Pixelworks or its management regarding likely or possible trading levels during the term of the plan.

Except as may be required by law, the Company does not undertake to report plans by other officers or directors of the Company or to report modifications, terminations, transactions or other activities under Mr. Greenbergs’ plan or the plan of any other officer or director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2003	PIXELWORKS, INC.

By:	/s/ Jeffrey B. Bouchard
Jeffrey B. Bouchard
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)